EXHIBIT 10.11

Друштво за производство,трговија и услуги ИНСТАДОУЗ ФАРМА доо
Бр. 41-02/2021
24/08/2021 год.
СТРУМИЦА

ANNEX NO. 2
to the Joint Venture Agreement dated 01.12.2019

(the "Joint Venture Agreement")

Concluded on 24.08.2021 between:

1. **INSTADOSE PHARMA Corporation, 301-5500 North Service RD ,L7L6W6, Burlington Office 905-218-3593, Ext: 120, represented by Grant F. Sanders, Chief Executive Officer**

   (hereinafter referred to as "Instadose Pharma")

   -and-

2. **Company for production, trade and services INSTADOSE PHARMA DOO Strumica, based in Strumica, St. Dimitar Galev No.65 with CIDN 7387865 and TNO 4027019531309, represented by the Manager Nadica Popovikj from Skopje, St. Gigo Mihajlovski No. 4/2-7.**

   (hereinafter referred to as "IFD Macedonia")

Clause 1:

1. Annex No. 2

(a) On the day of signing this Annex No. 2 by both contracting parties, Annex No. 1 dated 16.02.2021 made to the Joint Venture Agreement dated 01.12.2019 ceases to be valid.

(b) On the day of signing this Annex No. 2 by both contracting parties, Annex No. 1 dated 16.02.2021 ceases to cause rights and obligations for both contracting parties and will not cause legal consequences in relation to third parties. As a result, Annex No. 1 is placed out of legal circulation.

(c) On the day of signing this Annex No. 2 by both contracting parties, Annex No. 2 becomes an integral part of the Joint Venture Agreement dated 01.12.2019 and this Annex No. 2 has the same legal force as the Joint Venture Agreement.

Clause 2:

2. Distribution of the Revenue Share

(a) Gross Revenue generated by the Macedonian JV shall be in European dollars and split between the Parties in accordance with the Revenue Share.

(b) For the purposes of this Clause 2, the following capitalized terms shall have the following meanings:

(i) "**Local IFD Macedonia Shareholder**" means Toni Bošnjak.

(ii) "**Non-Revenue Sharing Supplier**" means a supplier of Medicinal Cannabis biomass to IFD Macedonia that is not subject to an existing revenue sharing joint venture agreement with Instadose Pharma. One example of a *Non-Revenue Sharing Supplier* is Sweet Water Aquaponics.

(iii) "**Revenue Sharing Supplier**" means a supplier of Medicinal Cannabis biomass to IFD Macedonia that is subject to an existing revenue sharing joint venture agreement with

Instadose Pharma. One example of a *Revenue Sharing Supplier* is The Maye International Group SARL (TMIG).

(c) Instadose Pharma shall make the following payments throughout each JV Year all of which comprising of the Revenue Share:

From the Sale of Medicinal Plant Derivatives and CBD Oil Produced from Medicinal Plant Derivatives Supplied to IFD Macedonia from a Revenue Sharing Supplier:

(i) Monthly payments in arrears on the 15th day of each month (the "**Payment Date**") (unless the Payment Date falls on a weekend or statutory holiday in which case the Payment Date shall be the next Business Day) to:

(1) IFD Macedonia in such amount equal to 2.0% of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous month; and

(2) Instadose Pharma as to the balance of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous month.

From the Sale of Medicinal Plant Derivatives and CBD Oil Produced from Medicinal Plant Derivatives Supplied to IFD Macedonia from a Non-Revenue Sharing Supplier:

(ii) Monthly payments on each Payment Date (unless the Payment Date falls on a weekend or statutory holiday in which case the Payment Date shall be the next Business Day) to:

(1) Instadose Pharma in such amount equal to 50.0% of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous generated from the sale of Medicinal Plant Derivatives by IFD Macedonia; and

(2) The Local IFD Macedonia Partner as to the balance of the Gross Revenue received by IFD Macedonia or Instadose Pharma during the previous month generated from the sale of Medicinal Plant Derivatives by IFD Macedonia.

with (c)(i) and (c)(ii) collectively being referred to as the "**Revenue Share**".

(d) All payments required to be made by Instadose Pharma to IFD Macedonia under this Section 3 shall be made by wire transfer to the central bank of North Macedonia or as otherwise directed by IFD Macedonia.

Clause 3:

3. Replacement of Clause 3 of Joint Venture Agreement

(a) This Annex No. 2 deletes the text of clause 3 of the Joint Venture Agreement ("**Clause 3**") in its entirety and replaces the text of Clause 3 with the text of clause 2 of this Annex No. 2.

(b) On the day of signing, the full text of clause 2 of this Annex No. 2 replaces the text of Clause 3 and now it becomes Clause 3 of the Joint Venture Agreement dated 01.12.2019.

(c) On the day of signing, clause 2 of this Annex No. 2 in the future will produce legal effect as if it were Clause 3 of the Joint Venture Agreement dated 01.12.2019 and is equal to all other clauses of the Joint Venture Agreement.

Clause 4:

4. General Provisions

(a) Clause 2 of this Annex No. 2 may in the future be used and interpreted only in the spirit and according to the needs expressed and defined by the contracting parties in the Joint Venture Agreement.

(b) Clause 2 of this Annex No. 2 may in the future be amended only in the manner and in the legal form provided for the other clauses of the Joint Venture Agreement.

INSTADOUZ FARMA DOO

Per: ______________________

Name: Nadica Popovich
Title: Chief Executive Officer

Address:

Dimitar Galev Street, 65
Strumica, North Macedonia

INSTADOSE PHARMA CORP.

Per: ______________________

Name: Grant F. Sanders
Title: President

Address:

5500 North Service Road, Suite 301
Burlington, Ontario L7L 6W6

Instadose Pharma doo Strumica, Industrial Zone Sachevo, 2400 Strumica, North Macedonia